EXHIBIT 10.17(A)

SIDE LETTER NO. 1.                                                9th April 1998


                                                    Petrodrill Construction Inc.
                                                                       Suite 205
                                                                  Saffrey Square
                                                                   PO Box N 8188
                                                                          Nassau
                                                                         Bahamas

Daewoo Corporation &
Daewoo Heavy Industries Ltd.

Gentlemen,

                                  Hull No 3015

We refer to the contract executed between us today in respect of the above hull.

This letter serves to confirm the agreement between us that, not withstanding the terms of the said contract, that portion of the First Instalment which is calculated as the balance between 10% of the Construction Price and 10% of the Provisional Contract Price shall only become payable on the Sixtieth day after the Effective Date of the contract.

Similarly that portion of the Fifth Instalment which is calculated as the balance between 10% of the Construction Price and 10% of the Provisional Contract Price shall become payable within seven days of receipt from your notice, in good-faith that delivery of the Vessel is anticipated within sixty days.

Further we jointly agree to enter into a formal amendment to the contract and to the amendment of the KEXIM Refund Guarantee to reflect this arrangement if so required.

Yours faithfully

/s/ DEREK LEACH
Derek Leach
Attorney-in-Fact

ACCEPTED ON BEHALF OF DAEWOO CORPORATION AND DAEWOO HEAVY INDUSTRIES LTD.

/s/ YOUNG-KYUN SHIN
YOUNG-KYUN SHIN
 ATTORNEY-IN-FACT

9TH APRIL 9, 1998